Exhibit 99.1

Corsair Gaming Reports Strong First Quarter 2025 Growth in Revenue,

EBITDA and Gross Margin

Global Manufacturing Strategy Limits Tariff Exposure

MILPITAS, CA, May 6, 2025 – Corsair Gaming, Inc. (Nasdaq: CRSR) (“Corsair” or the “Company”), a leading global provider and innovator of high-performance products for gamers, streamers, content-creators, and gaming PC builders, today announced financial results for the first quarter ended March 31, 2025.

First Quarter 2025 Select Financial Metrics

•
Net revenue was $369.8 million compared to $337.3 million in the first quarter of 2024, led by continued growth in the Gamer and Creator Peripherals segment and a rebound in growth in the Gaming Components and Systems segment.
•
Gamer and Creator Peripherals segment net revenue was $112.0 million compared to $107.0 million in the first quarter of 2024. Gaming Components and Systems segment net revenue was $257.8 million compared to $230.3 million in the first quarter of 2024.
•
Net loss attributable to common shareholders was $10.1 million, or net loss of $0.10 per diluted share, compared to a net loss of $12.5 million, or net loss of $0.12 per diluted share, in the first quarter of 2024.
•
Adjusted net income was $12.3 million, or net income of $0.11 per diluted share, compared to adjusted net income of $9.5 million, or net income of $0.09 per diluted share, in the first quarter of 2024.
•
Adjusted EBITDA was $22.6 million, compared to $18.0 million for the first quarter of 2024.
•
Cash and restricted cash was $102.5 million as of March 31, 2025.

Definitions of the non-GAAP financial measures used in this press release and reconciliations of such measures to their nearest GAAP equivalents are included below under the heading “Use and Reconciliation of Non-GAAP Financial Measures.”

Andy Paul, Chief Executive Officer of Corsair, stated, “We met our revenue and earnings targets for Q1, reflecting strong execution across the business, with continued growth in the Gamer and Creator Peripherals segment and a rebound in growth in the Gaming Components and Systems segment. One of the key milestones this quarter was the successful initial integration of Fanatec into Corsair, including our website, e-commerce systems, enterprise resource planning, supply chain, and customer support infrastructure. Consumers have responded enthusiastically to the improved product availability, enhanced customer service and better overall experience. We’re excited to bring Fanatec products to key specialist retailers in Q2, further expanding our reach in the enthusiast gaming market and driving incremental revenue growth.”

“Looking ahead to Q2, we expect continued year over year growth in the self-built PC market as GPU availability improves, barring any unexpected tariff-related disruptions and barring any consumer slowdown, which could follow from generally higher prices on other consumer goods. We have proactively built substantial inventory in-country and, based on what we know today, we do not anticipate major tariffs on the core processing components of gaming PCs, including CPUs and GPUs. If that holds, we see no significant barriers to continued momentum in gaming PC builds, especially given the aging GPU install base of 3 to 5 years in systems for a significant portion of our customer base. While casual gaming purchases may soften in a broader economic slowdown, we believe our enthusiast-level products, including high-performance keyboards, mice, and headsets, will remain resilient. Growth in non-China Asia continues to be strong, with increased investment in Japan, South Korea, and other important markets.

“Finally, we are also starting to see the benefits of AI across our business. Elgato is already shipping AI-enhanced tools like the AI Prompter and AI Wavelink with AiCoustic, and our customer support team is leveraging AI-driven knowledge base systems. We expect AI to be an even more significant growth driver for us as it impacts every aspect of game creation and play.”

Thi La, President and future Chief Executive Officer of Corsair as of July 1, 2025, stated, “Roughly 45% of our business is in the U.S. Based on current tariff policies, and using our Q125 product mix, approximately 80% of our product sales in the U.S. are excluded from tariffs or have tariff rates of 10% or less. In Q1, only 19% of our U.S. imports were sourced from China, and this number is expected to drop during this year. Our supply chain is highly adaptable, and we have the flexibility to shift manufacturing to alternative locations within two to four quarters if needed.”

Michael G. Potter, Chief Financial Officer of Corsair, stated, “We are pleased with the continued improvement in our first quarter performance, particularly the expansion in margins, which reflects our disciplined execution and focus on operational efficiency. From a financial standpoint, we have taken meaningful steps to further strengthen our balance sheet, including reducing debt and enhancing liquidity, which provides us with increased flexibility and resilience in the face of broader market volatility. These improvements not only reinforce our strong financial position but also enable us to strategically invest in innovation and pursue long-term growth opportunities that we believe will build meaningful value for shareholders.”

Given the current uncertainty stemming from newly announced tariffs, and the potential for further tariffs and retaliatory measures, we are not reaffirming our full-year 2025 guidance at this time. However, if current conditions hold, we remain on track to achieve the guidance originally issued on February 12, 2025. We intend to provide an updated outlook later this year as visibility improves.

The information provided above is based on Corsair’s current estimates and is not a guarantee of future performance. These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause Corsair’s actual results to differ materially from these forward-looking statements.

Recent Developments

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Power supplies designed for NVIDIA high power GPU cards. With dual 12V-2x6 cables and fully modular cabling, Corsair’s HXi Series platinum power supplies have every connection needed to power today’s most demanding PC upgrades, including the latest, most powerful GPUs, the NVIDIA® RTX 50 series and AMD® 9070 series graphics cards. A new dual-color connector provides visual confirmation of a secure connection, offering additional peace of mind for PC builders.

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Expanded Custom labs platform: Launched in 2024, Corsair’s innovative platform empowers gamers to personalize gaming peripherals to create a setup that reflects their unique style and preferences. This includes recent expanded options with the award-winning Call of Duty and Starfield franchises across multiple product categories at Corsair including Drop, Elgato, ORIGIN PC and SCUF Gaming. Peter Moreo was recently hired as Custom Solutions VP responsible for forging new marketing partnerships and further expanding Corsair’s custom offerings, as the company continues to build upon its differentiated position with leading brands and gaming enthusiasts.
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Porsche launches with Fanatec: The officially licensed CSL Elite Steering Wheel Porsche Vision GT features an intuitive input layout, premium materials and exceptional craftsmanship. Suitable for the full range of Fanatec bases. This is the first steering wheel to use Fanatec’s new Tactaris material, a premium microfiber fabric that enhances durability, comfort, and handling.

Conference Call and Webcast Information

Corsair will host a conference call to discuss the first quarter 2025 financial results today at 2:00 p.m. Pacific Time. The conference call will be accessible on Corsair’s Investor Relations website at https://ir.corsair.com, or by dialing 1-844-676-2245 (USA) or 1-412-634-6652 (International) with conference ID 10198678. A replay will be available approximately 3 hours after the live call ends on Corsair’s Investor Relations website, or through May 13, 2025 by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International), with passcode 10198678.

About Corsair Gaming

Corsair (Nasdaq: CRSR) is a leading global developer and manufacturer of high-performance products and technology for gamers, content creators, and PC enthusiasts. From award-winning PC components and peripherals to premium streaming equipment and smart ambient lighting, Corsair delivers a full ecosystem of products that work together to enable everyone, from casual gamers to committed professionals, to perform at their very best. Corsair also sells products under its Fanatec brand, the leading end-to-end premium Sim Racing product line; Elgato brand, which provides premium studio equipment and accessories for content creators; SCUF Gaming brand, which builds custom-designed controllers for competitive gamers; Drop, the leading community-driven mechanical keyboard brand; and ORIGIN PC brand, a builder of custom gaming and workstation desktop PCs.

Forward-Looking Statements

This press release contains express and implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the Company’s financial outlook for the full year 2025; market headwinds and tailwinds, including its expectations regarding the gaming market’s continued growth; new product launches, the entry into new product categories and demand for new products; the Company’s ability to successfully close and integrate acquisitions and expectations regarding the growth of these acquisitions as well as their estimated impact on the Company’s financial results in future periods and the size of markets and segments in the future. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: the Company’s limited operating history, which makes it difficult to forecast the Company’s future results of operations; current macroeconomic conditions, including the impacts of high inflation and risk of recession, on demand for our products, consumer confidence and financial markets generally; changes in trade regulations, policies, and agreements and the imposition of tariffs that affect our products or operations, including potential new tariffs that may be imposed on U.S. imports and our ability to mitigate; the Company’s ability to build and maintain the strength of the Company’s brand among gaming and streaming enthusiasts and ability to continuously develop and successfully market new products and improvements to existing products; the introduction and success of new third-party high-performance computer hardware, particularly graphics processing units and central processing units as well as sophisticated new video games; fluctuations in operating results; the loss or inability to attract and retain key management; the impacts from geopolitical events and unrest; delays or disruptions at the Company or third-parties’ manufacturing and distribution facilities; and the other factors described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (“SEC”) and our subsequent filings with the SEC. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances. Our results for the quarter ended March 31, 2025 are also not necessarily indicative of our operating results for any future periods.

Use and Reconciliation of Non-GAAP Financial Measures

To supplement the financial results presented in accordance with GAAP, this earnings release presents certain non-GAAP financial information, including adjusted operating income (loss), adjusted net income (loss), adjusted net income (loss) per diluted share and adjusted EBITDA. These are important financial performance measures for us, but are not financial measures as defined by GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use adjusted operating income (loss), adjusted net income (loss), adjusted net income (loss) per share and adjusted EBITDA to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in such non-GAAP measures. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to the key financial metrics used by our management in our financial and operational decision-making. We also present these non-GAAP financial measures because we believe investors, analysts and rating agencies consider it useful in measuring our ability to meet our debt service obligations.

Our use of these terms may vary from that of others in our industry. These non-GAAP financial measures should not be considered as an alternative to net revenue, operating income (loss), net income (loss), cash provided by operating activities, or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Reconciliations of these measures to the most directly comparable GAAP financial measures are presented in the attached schedules.

We calculate these non-GAAP financial measures as follows:

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Adjusted operating income (loss), non-GAAP, is determined by adding back to GAAP operating income (loss), the impact from amortization, stock-based compensation, one-time costs related to legal and other matters, acquisition and related integration costs, restructuring and other charges, and acquisition accounting impact related to recognizing acquired inventory at fair value.
•
Adjusted net income (loss), non-GAAP, excludes the impact from amortization, stock-based compensation, one-time costs related to legal and other matters, acquisition and related integration costs, restructuring and other charges, acquisition accounting impact related to recognizing acquired inventory at fair value and the reversal of bargain purchase gain on business acquisition recognized in prior year, as well as the related tax effects of each of these adjustments.
•
Adjusted net income (loss) per diluted share, non-GAAP, is determined by dividing adjusted net income (loss), non-GAAP by the respective weighted average shares outstanding, inclusive of the impact of other dilutive securities.
•
Adjusted EBITDA excludes the impact from amortization, stock-based compensation, one-time costs related to legal and other matters, depreciation, interest expense, net, acquisition and related integration costs, restructuring and other charges, acquisition accounting impact related to recognizing acquired inventory at fair value, and the reversal of bargain purchase gain on business acquisition recognized in prior year, and tax expense (benefit).

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

Investor Relations Contact: David Pasquale crsr@globalirpartners.com 914-337-8801	Media Contact: Timothy Biba tbiba@soleburystrat.com 203-428-3222

Corsair Gaming, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024

Net revenue	$369,750	$337,257
Cost of revenue	267,388	250,618
Gross profit	102,362	86,639
Operating expenses:
Sales, general and administrative	86,992	80,217
Product development	17,633	16,641
Total operating expenses	104,625	96,858
Operating loss	(2,263)	(10,219)
Other (expense) income:
Interest expense	(2,676)	(3,691)
Interest income	630	1,565
Other expense, net	(3,947)	(461)
Total other expense, net	(5,993)	(2,587)
Loss before income taxes	(8,256)	(12,806)
Income tax benefit (expense)	(2,061)	1,777
Net loss	(10,317)	(11,029)
Less: Net income attributable to noncontrolling interest	142	536
Net loss attributable to Corsair Gaming, Inc.	$(10,459)	$(11,565)

Calculation of net loss per share attributable to common stockholders of Corsair Gaming, Inc.:
Net loss attributable to Corsair Gaming, Inc.	$(10,459)	$(11,565)
Change in redemption value of redeemable noncontrolling interest	392	(975)
Net loss attributable to common stockholders of Corsair Gaming, Inc.	$(10,067)	$(12,540)

Net loss per share attributable to common stockholders of Corsair Gaming, Inc.:
Basic	$(0.10)	$(0.12)
Diluted	$(0.10)	$(0.12)
Weighted-average common shares outstanding:
Basic	105,240	103,563
Diluted	105,240	103,563

Corsair Gaming, Inc.

Segment Information

(Unaudited, in thousands, except percentages)

	Three Months Ended March 31,
	2025	2024

Net revenue:
Gamer and Creator Peripherals	$111,973	$106,973
Gaming Components and Systems	257,777	230,284
Total Net revenue	$369,750	$337,257

Gross Profit:
Gamer and Creator Peripherals	$46,414	$43,643
Gaming Components and Systems	55,948	42,996
Total Gross Profit	$102,362	$86,639

Gross Margin:
Gamer and Creator Peripherals	41.5%	40.8%
Gaming Components and Systems	21.7%	18.7%
Total Gross Margin	27.7%	25.7%

Corsair Gaming, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	March 31, 2025	December 31, 2024

Assets
Current assets:
Cash and restricted cash	$102,282	$109,385
Accounts receivable, net	219,216	218,648
Inventories	276,837	259,979
Prepaid expenses and other current assets	35,024	35,376
Total current assets	633,359	623,388
Restricted cash, noncurrent	247	246
Property and equipment, net	28,448	29,742
Goodwill	355,002	354,222
Intangible assets, net	154,943	164,319
Other assets	67,458	63,912
Total assets	$1,239,457	$1,235,829
Liabilities
Current liabilities:
Debt maturing within one year, net	$12,267	$12,229
Accounts payable	240,114	207,215
Other liabilities and accrued expenses	164,800	176,869
Total current liabilities	417,181	396,313
Long-term debt, net	136,391	161,310
Deferred tax liabilities	7,360	7,379
Other liabilities, noncurrent	55,233	51,375
Total liabilities	616,165	616,377
Temporary equity
Redeemable noncontrolling interest	14,535	15,149
Stockholders' equity
Common stock and additional paid-in capital	680,027	667,627
Accumulated deficit	(68,832)	(58,765)
Accumulated other comprehensive loss	(2,438)	(4,559)
Total stockholders' equity	608,757	604,303
Total liabilities, temporary equity and stockholders' equity	$1,239,457	$1,235,829

Corsair Gaming, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended March 31,
	2025	2024

Cash flows from operating activities:
Net loss	$(10,317)	$(11,029)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation	9,322	7,691
Depreciation	3,373	3,087
Amortization	9,782	9,515
Reversal of bargain purchase gain on business acquisition recognized in prior year	2,581	—
Deferred income taxes	(1,016)	(6,059)
Other	3,031	758
Changes in operating assets and liabilities:
Accounts receivable	201	46,928
Inventories	(22,237)	(12,101)
Prepaid expenses and other assets	2,247	4,437
Accounts payable	34,253	(47,962)
Other liabilities and accrued expenses	(12,470)	(21,582)
Net cash provided by (used in) operating activities	18,750	(26,317)
Cash flows from investing activities:
Purchase of property and equipment	(3,072)	(2,520)
Purchase price adjustment related to business acquisition	—	1,041
Net cash used in investing activities	(3,072)	(1,479)
Cash flows from financing activities:
Repayment of debt	(25,000)	(15,000)
Payment of deferred and contingent consideration	—	(4,942)
Proceeds from issuance of shares through employee equity incentive plans	3,440	2,351
Payment of taxes related to net share settlement of equity awards	(390)	(398)
Dividend paid to noncontrolling interest	(304)	(1,960)
Net cash used in financing activities	(22,254)	(19,949)
Effect of exchange rate changes on cash	(526)	(636)
Net decrease in cash and restricted cash	(7,102)	(48,381)
Cash and restricted cash at the beginning of the period	109,631	178,564
Cash and restricted cash at the end of the period	$102,529	$130,183

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Non-GAAP Operating Income Reconciliations

(Unaudited, in thousands, except percentages)

	Three Months Ended March 31,
	2025	2024

Operating Loss - GAAP	$(2,263)	$(10,219)
Amortization	9,782	9,515
Stock-based compensation	9,322	7,691
One-time costs related to legal and other matters	—	6,414
Acquisition and related integration costs	2,185	702
Restructuring and other charges	1,095	1,126
Acquisition accounting impact related to recognizing acquired inventory at fair value	515	169
Adjusted Operating Income - Non-GAAP	$20,636	$15,398

As a % of net revenue - GAAP	-0.6%	-3.0%
As a % of net revenue - Non-GAAP	5.6%	4.6%

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Non-GAAP Net Income and Net Income Per Share Reconciliations

(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024
Net loss attributable to common stockholders of Corsair Gaming, Inc. (1)	$(10,067)	$(12,540)
Less: Change in redemption value of redeemable noncontrolling interest	392	(975)
Net loss attributable to Corsair Gaming, Inc.	(10,459)	(11,565)
Add: Net income attributable to noncontrolling interest	142	536
Net Loss - GAAP	(10,317)	(11,029)
Adjustments:
Amortization	9,782	9,515
Stock-based compensation	9,322	7,691
One-time costs related to legal and other matters	—	6,414
Acquisition and related integration costs	2,185	702
Restructuring and other charges	1,095	1,126
Acquisition accounting impact related to recognizing acquired inventory at fair value	515	169
Reversal of bargain purchase gain on business acquisition recognized in prior year	2,581	—
Non-GAAP income tax adjustment	(2,844)	(5,072)
Adjusted Net Income - Non-GAAP	$12,319	$9,516

Diluted net income (loss) per share:
GAAP	$(0.10)	$(0.12)
Adjusted, Non-GAAP	$0.11	$0.09

Weighted-average common shares outstanding - Diluted:
GAAP	105,240	103,563
Adjusted, Non-GAAP	107,367	106,530

(1) Numerator for calculating net income (loss) per share-GAAP

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Adjusted EBITDA Reconciliations

(Unaudited, in thousands, except percentages)

	Three Months Ended March 31,
	2025	2024
Net Loss - GAAP	$(10,317)	$(11,029)
Amortization	9,782	9,515
Stock-based compensation	9,322	7,691
One-time costs related to legal and other matters	—	6,414
Depreciation	3,373	3,087
Interest expense, net of interest income	2,046	2,126
Acquisition and related integration costs	2,185	702
Restructuring and other charges	1,095	1,126
Acquisition accounting impact related to recognizing acquired inventory at fair value	515	169
Reversal of bargain purchase gain on business acquisition recognized in prior year	2,581	—
Income tax (benefit) expense	2,061	(1,777)
Adjusted EBITDA - Non-GAAP	$22,643	$18,024

Adjusted EBITDA margin - Non-GAAP	6.1%	5.3%